Exhibit 1.01

CONFLICT MINERALS REPORT

INNOVIZ TECHNOLOGIES LTD.

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Introduction

This Conflict Minerals Report (the “Report”) of Innoviz Technologies Ltd. (“Innoviz”, the “Company”, “we” or “us”) for the year ended December 31,2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule” and the “Exchange Act” respectively).  The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting requirements related to “conflict minerals,” defined by the SEC as columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are currently limited to tantalum, tin, tungsten and gold (“Conflict Minerals” or “3TG”).  The Rule imposes certain reporting obligations on SEC registrants whose products contain Conflict Minerals that are necessary to the functionality or production of their products. The Rule requires such registrants to conduct in good faith a reasonable country of origin inquiry (“RCOI”) with respect to the sourcing of the Conflict Minerals designed to determine whether any of the necessary Conflict Minerals originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”). If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary Conflict Minerals originated or may have originated in a Covered Country and may not be solely from recycled or scrap sources, then the registrant must conduct due diligence to determine if the necessary Conflict Minerals directly or indirectly financed or benefited armed groups (as defined by the SEC in Form SD) in the Covered Countries and describe such due diligence measures in a Conflict Minerals Report to be attached as an exhibit to its Form SD.

Innoviz is committed to responsible sourcing of minerals and has taken action to increase transparency in its supply chain and ensure responsible procurement by its suppliers as shall be further described herein.

Innoviz has not voluntarily elected to describe any of its products as “DRC conflict free,” and for this reason, as permitted by the Rule and the SEC, this Report has not been audited by an independent private sector auditor.

Company and Products overview

We are a leading Tier-1 direct supplier of high-performance, automotive grade LiDAR sensors and perception software that feature technological breakthroughs across core components and bring enhanced vision and superior performance to enable safe autonomous driving at a mass scale.

Our products provide a good understanding of the location of the vehicle in a broad range of driving environments and allow for confident detection and planning at varying vehicle speeds. Our product portfolio encompasses sensor hardware and perception and decision-making software that improve existing vehicle features and enable new levels of vehicle automation for passenger car and commercial applications. Our product offerings include:

(1) InnovizOne LiDAR - a solid-state LiDAR sensor specifically designed for automakers and robotaxis, shuttles, trucks and delivery companies requiring an automotive-grade, mass-producible solution to achieve autonomy. The automotive-grade sensor is purpose-built to be rugged, affordable, reliable, low-power consuming, lightweight, high-performing and seamlessly integrable into Level 3 through 5 autonomous vehicles to ensure the safety of passengers and pedestrians alike; and (2) InnovizTwo LiDAR - a next generation high-performance automotive-grade LiDAR sensor that is currently in development, and engineering samples have been produced for demonstrations and evaluations. InnovizTwo will offer a fully featured solution for all levels of autonomous driving. Featuring a major cost reduction compared to InnovizOne, InnovizTwo also includes improved lasers and detectors that increase range performance at a lower system cost, which is expected to provide a significant performance improvement over InnovizOne. InnovizTwo will also offer the option to integrate the perception software application in the LiDAR sensor itself.

Our proprietary LiDAR architecture focuses on developing a full LiDAR autonomous driving solution that utilizes a ~905nm wavelength laser. In order to break through the performance limitations resulting from optical peak power limitations, we have used a multi-disciplinary approach to design the key system components, such as our unique scanning systems, including a MEMS module (Micro-Electro-Mechanical System), silicon detectors and the signal processing ASIC, in order to improve the optical link budget of the system while acquiring the best possible detection capabilities for a given optical link budget.

We are manufacturing InnovizOne at the Magna Electronics Technology Inc. automotive grade facility in Holly, Michigan. Our InnovizTwo engineering samples are manufactured in our headquarters in Rosh HaAin, Israel.

Reasonable Country of Origin Inquiry (RCOI)

Due to our presumption that 3TG related materials are necessary to the functionality or production of products manufactured, or contracted to be manufactured, by us during 2023, we performed an RCOI to determine whether the Conflict Minerals in our products originated from the DRC or Covered Countries and whether such Conflict Minerals come from recycled or scrap sources.

The products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of components from many manufacturers. We have an extensive and varied supply chain and do not have a direct relationship with Conflict Minerals smelters or refiners.

In this regard, we do not purchase Conflict Minerals directly from mines, smelters or refiners, and there are many third parties in the supply chain between the original sources of Conflict Minerals and the ultimate manufacture of our products and therefore, we are considered as a “downstream” company.

Furthermore, due to the foregoing, tracing 3TG related minerals to their sources is a challenge that requires us to rely on our direct manufacturers and suppliers (“Suppliers”) in our efforts to achieve supply chain transparency, including obtaining information regarding the origin of the Conflict Minerals. Accordingly, to gather information from our Suppliers, we utilized, through a third party, a standard template for Conflict Minerals reporting designed by the Responsible Minerals Initiative (“RMI”) known as the Conflict Minerals Reporting Template (the “CMRT”). We relied on our Suppliers to complete the CMRT to provide information on the origin of the Conflict Minerals contained in products supplied to us – including information regarding the sources of Conflict Minerals that are supplied to our Suppliers. In addition, with respect to the certification of smelters or refiners as conflict-free, we have relied upon the latest findings of the RMI’s Responsible Minerals Assurance Process (the “RMAP”).

Based on the information obtained in the RCOI and taking into account the complexities of our supply chain, we concluded that we did not have sufficient information to determine the country of origin of the Conflict Minerals in our products and were unable to rule out the possibility that Conflict Minerals used in our products originated, or may have originated, from the DRC or Covered Countries. Therefore, in accordance with the Rule, we undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of our products during 2023. There is a certain overlap between our RCOI efforts and our due diligence measures performed.

Due Diligence

Design of Due Diligence Framework

Our due diligence measures have been designed, in all material respects, to conform as far as practicable with the internationally recognized due diligence framework prescribed by the Organization for Economic Co-operation and Development (“OECD”), known as “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas” and related supplements for Conflict Minerals (the “OECD Due Diligence Guidance”).

Due Diligence Measures Performed

Step 1: Strong Company Management Systems

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Responsible minerals sourcing policy: Innoviz has adopted a Conflict Minerals Policy, which is available on https://ir.innoviz.tech/corporate-governance/conflict-minerals, according to which we affirm once again our commitment to responsible sourcing of minerals and to increasing transparency in our supply chain, indicate our expectations from our Suppliers to: (1) responsibly source minerals, and to this end identify and assess risks in their supply chain and continually make efforts to ensure responsible sourcing; and (2) cooperate with periodic audits, through CMRT reports and other means of due diligence efforts made by us. In addition, we adopted Code of Ethics and Conduct, which is available on https://ir.innoviz.tech/corporate-governance/governance-documents, that applies to all its directors, officers and employees, in which, among others, we express our commitment to environmental protection and compliance with all applicable laws and regulations and encourage our employees to uphold those standards and report any deviation therefrom.  The content of any website referred to in this Report is included for general information only and is not incorporated by reference into this document.

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Internal responsible minerals team: As part of the responsibilities of the quality, operations and legal and compliance teams at Innoviz, the said teams work together and are responsible to implement the Conflict Minerals Policy in the Company, including without limitation, running audits to new suppliers, running periodic audits (through CMRT reports and other means) to existing suppliers, reporting to management on the status of implementation of the Conflict Minerals program and submitting all mandatory reports.

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Supply chain controls system: We employ a system of controls to promote transparency in our Conflict Minerals supply chain through the use of due diligence tools. To this end, our new key component suppliers are audited including with respect to responsibly sourcing minerals. In addition, we annually use CMRT to collect suppliers’ information, engaging a third-party provider to collect and compile supplier responses. We retain relevant Conflict Minerals documentation in a structured electronic database.

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Supplier engagement: Innoviz has a Code of Conduct for Suppliers, which is available on https://innoviz.tech/code-of-conduct-for-suppliers that also indicates our expectation from our Suppliers to responsibly source minerals and to abide by all Innoviz policies.

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Company grievance mechanism: In addition, Innoviz has a Whistleblower Policy pursuant to which any person may file an anonymous complaint if he/she has concerns relating to infringement of the Company’s policies. The Whistleblower Policy is available on https://ir.innoviz.tech/corporate-governance/whistleblower-policy.

Step 2: Identification and Assessment of Risk in the Supply Chain

We identified and assessed risk in our supply chain as follows: first, we identified our major direct Suppliers that supply products to Innoviz that may contribute necessary Conflict Minerals to our products. We then conducted an annual supply chain survey by requesting those direct Suppliers, using the CMRT, to provide information regarding the source and chain of custody of Conflict Minerals in their supply chain. The CMRT is designed to identify the Conflict Minerals contained in the Suppliers’ products supplied to us, the smelters and refiners that processed those Conflict Minerals, and the country of origin of those Conflict Minerals. To facilitate the collection of complete, accurate, standardized and verifiable information, we relied primarily on the CMRT.

Risk assessment: Our risk assessment is designed to identify risks in our supply chain. This includes Suppliers that have not received a conflict-free designation based on the RMAP, smelters and refiners that we have reason to believe may source Conflict Minerals from Covered Countries or that we do not have sufficient knowledge to determine the same.

Step 3: Strategy to Respond to Identified Risks

We reviewed Suppliers’ responses to the CMRT and entered them into a database maintained by a third-party service provider. For Suppliers that provided unclear or incomplete responses, an escalation process has been used that was aimed to obtain complete and accurate required information. For Suppliers that indicated that they may source 3TG minerals from Covered Countries, further investigation has been conducted to ensure that they hold a conflict-free designation from the RMAP to conclude that they did not directly or indirectly finance or benefit armed groups in the Covered Countries.

In addition, we informed Suppliers of our expectations as to responsible sourcing of minerals through publication of our policies on our website and contractual documents such as our Terms and Conditions for Supply available on https://innoviz.tech/supply-toc .

Step 4: Independent Third-Party Audit of Supply Chain Due Diligence

Since we are many steps away in the supply chain from smelters or refiners that process Conflict Minerals used in our products and do not have any direct relationships with such smelters or refiners, we did not perform ourselves a direct audit of smelters or refiners within our supply chain. Instead, we relied on conflict-free designations based on the activities of other organizations such as the RMI (through the RMAP) and when applicable on audit questionnaires we requested our key suppliers to fill out.

Step 5: Report on Supply Chain Due Diligence

We report annually on our supply chain due diligence, as required by the Rule, and have posted our Conflict Minerals Policy as well as this Form SD and Conflict Minerals Report on our website at https://ir.innoviz.tech/corporate-governance/conflict-minerals.

Determination

On account of incomplete information, we are unable at this time to conclusively determine and describe in this Report a complete list of either the facilities used to process the Conflict Minerals used in our products or the countries of origin of those Conflict Minerals. We have, nevertheless, described below the results of our assessment on the source of the Conflict Minerals, to the extent that we received information from our relevant Suppliers through our due diligence efforts.

As indicated above, the products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of components from many Suppliers and we are many steps away from smelters and refiners and are considered as “downstream” company. Due to this, we relied on our Suppliers to provide information on the origin of the Conflict Minerals contained in the supplied products.

In all, we surveyed 102 Suppliers. 98% of the Suppliers whom we surveyed provided a complete response. Based on the information received from our Suppliers, we identified 369 smelters or refiners of Conflict Minerals used generally in their supply chains. We have no reason to believe that any of these smelters and refiners of Conflict Minerals directly or indirectly finance or benefit armed groups in the Covered Countries.

To the extent reasonably possible, we documented the country of origin of the identified smelters and refiners based on information received through a third-party audit which ran the CMRT by our Suppliers.  A list of these identified smelters or refiners is provided in Appendix A hereto (the “List”).

However, some Suppliers were unable to provide a complete list of smelters or refiners or their origin. In addition, despite receiving information regarding smelters or refiners used generally by some Suppliers in their supply chains, these Suppliers were unable to report which smelters or refiners were part of the supply chain applicable to the specific products that were sold to us. As a result, we are unable to conclusively identify the complete list of smelters and refiners that source 3TG contained in our products, the country of origin of the smelters and refiners and the origin of the mine of the same 3TG.  Therefore, the List reflects the smelters and refiners we identified in our supply chain to the best of our reasonable effort and knowledge. Based on the information we acquired from our Suppliers with respect to smelters and refiners, Innoviz has no reason to conclude that any of the smelters and refiners of 3TG that are included in our products sourced 3TG that financed or benefited armed groups from the Covered Countries. Additionally, we do not source directly from Russia, and comply with international sanctions regarding shipments to and from Russia. The third-party audit provided us with a list of potential countries of origin, which includes all potential countries of origin compiled from responses provided by the Suppliers. The inclusion of a country on the List is not a definitive indicator that we utilized materials sourced from that country.

Continuous efforts to mitigate risk

We intend to maintain our approach for responsible sourcing of the minerals used in our products and to continue to comply with any applicable regulations related to the sourcing of, and disclosure concerning, the Conflict Minerals that may be contained in our products including auditing our suppliers, making due diligence efforts, preparing annual reports and employing our risk mitigation management procedures and applying corrective measures when a deviation from the above is detected during the aforementioned due diligence efforts.

Forward Looking Statements

This Report may contain certain forward-looking statements within the meaning of the federal securities laws. Readers are cautioned that statements in this Report regarding further Supplier engagement, due diligence and risk mitigation efforts and strategy, constitute forward looking statements. These forward-looking statements generally are identified by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “strategy”, “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “will be,” “will continue,” “is likely,” “will likely result,” “contemplate,” “possible,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events, to differ materially from the forward-looking statements in this Report. You should carefully consider the foregoing factors and the other risks and uncertainties described in Innoviz’s Annual Report on Form 20-F filed with the SEC on March 12, 2024, and other documents filed by Innoviz from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Innoviz assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Innoviz gives no assurance that it will achieve its expectations.

Appendix A – List of Identified Smelters or Refiners

3TG	Smelter Look-up (known smelters by RMI)	Smelter Country
Gold	Asahi Pretec Corp.	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Dowa	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Aurubis Beerse	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	Thaisarco	THAILAND
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tantalum	F&X Electro-Materials Ltd.	CHINA
Gold	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Dowa	JAPAN
Tin	Fenix Metals	POLAND
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Refining Canada Ltd.	CANADA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	MKS PAMP SA	SWITZERLAND
Gold	Royal Canadian Mint	CANADA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Aurubis Berango	SPAIN
Tin	PT Bangka Serumpun	INDONESIA
Tin	CRM Synergies	SPAIN
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Valcambi S.A.	SWITZERLAND
Tin	PT Tinindo Inter Nusa	INDONESIA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chugai Mining	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Tin	Estanho de Rondonia S.A.	BRAZIL
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Japan Mint	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tantalum	AMG Brasil	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	SAFINA A.S.	CZECHIA
Gold	Smelter not listed	UNITED STATES OF AMERICA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Tin	PT Rajehan Ariq	INDONESIA
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Smelter not listed	CHINA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Gold	L'Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tin	DS Myanmar	MYANMAR
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	Smelter not listed	GERMANY
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	Smelter not listed	BRAZIL
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Tin	Super Ligas	BRAZIL
Tin	PT Bangka Prima Tin	INDONESIA
Gold	Bangalore Refinery	INDIA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Gold	WEEEREFINING	FRANCE
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Coimpa Industrial LTDA	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Gold	Augmont Enterprises Private Limited	INDIA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	Smelter not listed	INDIA
Tantalum	Smelter not listed	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	Smelter not listed	CHINA
Tantalum	Smelter not listed	CHINA

Tantalum	PowerX Ltd.	RWANDA
Tantalum	Smelter not listed	CHINA
Tantalum	Smelter not listed	CHINA
Tantalum	Smelter not listed	CHINA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Smelter not listed	MALAYSIA
Tin	Smelter not listed	BRAZIL
Tungsten	Smelter not listed	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	Smelter not listed	CHINA
Tungsten	Kenee Mining Corporation Vietnam	VIETNAM
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Smelter not listed	GERMANY
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tungsten	Smelter not listed	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Industrial Refining Company	BELGIUM
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Gold	Marsam Metals	BRAZIL
Tungsten	ACL Metais Eireli	BRAZIL
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Gold	Dongwu Gold Group	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Gold	SAAMP	FRANCE
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Gold Coast Refinery	GHANA

Gold	JALAN & Company	INDIA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	Sai Refinery	INDIA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	MD Overseas	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Gold	Safimet S.p.A	ITALY
Gold	8853 S.p.A.	ITALY
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Gold	Caridad	MEXICO
Tin	Pongpipat Company Limited	MYANMAR

Gold	Morris and Watson	NEW ZEALAND
Gold	K.A. Rasmussen	NORWAY
Gold	Albino Mountinho Lda.	PORTUGAL
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	African Gold Refinery[1]	UGANDA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Sam Precious Metals	UNITED ARAB EMIRATES
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

1 On March 17, 2022, the U.S. Department of the Treasury, Office of Foreign Assets Control (OFAC) sanctioned this gold refinery in Uganda. Innoviz has no direct business with the refinery. Through our due diligence examination, we identified our suppliers who reported utilizing the Ugandan refinery in their supply chain. Innoviz is engaged in discussions with those suppliers with the ambition of removing them from Innoviz’s supply chain.

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Sudan Gold Refinery	SUDAN
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Tungsten	Smelter not yet identified